UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 2, 2019

ONE STOP SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(760) 745-9883

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

Effective January 2, 2019, One Stop Systems, Inc., a Delaware corporation (the “Company”), and its joint venture partner Jacoma Investments, LLC (“Jacoma”) elected to voluntarily dissolve and wind up SkyScale, LLC (“SkyScale”). The purpose of SkyScale was to engage in the business of providing high performance computing capabilities as cloud services. The Company and Jacoma each held 50% membership interests in SkyScale. As a result of the dissolution, that certain Contribution Agreement for SkyScale, LLC by and between Jacoma and the Company, dated April 11, 2017 will be of no further force and effect along with related obligations. Jacoma is owned and controlled by Jack Harrison, a member of our Board of Directors.

Item 2.05 Costs Associated with Exit or Disposal Activities.

In connection with the dissolution of SkyScale discussed in Item 1.02 above, we expect material costs to be in the range of $175,000 to $275,000 primarily associated with a lease termination and termination of a consulting relationship. The estimated costs associated with dissolution will be paid predominately in cash. We anticipate that these charges will be primarily recognized during the first six-months of fiscal 2019. The Company will assume the assets and liabilities of SkyScale and the Company will work to wind down the entity and reduce its outstanding liabilities. As of December 31, 2018, the Company has written-off, in the current period, receivable balances due from SkyScale in the amount of $626,376 which was comprised of a note receivable and accrued interest of $474,098 and account receivables of $152,278. Such balances are recoverable to the extent of proceeds to be received from the disposition of fixed assets which served as collateral on the loan.

The Company believes that the aforementioned exit costs currently represent its best estimates of the anticipated charges to be incurred; although there may be additional charges recognized as additional actions are identified and finalized. As particular actions are finalized and the Company is able to make good faith determinations of additional estimated costs and future cash expenditures associated with such actions, the Company intends to file amendments to the Current Report on Form 8-K, as required by Item 2.05 of Form 8-K, or report such costs or charges in its periodic reports, as appropriate.

This Item 2.05 contains forward-looking statements, including information regarding the Company’s dissolution of SkyScale. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2018, and the Company’s subsequent current and periodic reports filed with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Dated: January 8, 2019	By:	/s/ Steve Cooper
Steve Cooper
President, Chief Executive Officer and Chairman